Exhibit 10.41

THIRD AMENDMENT
TO
CREDIT AGREEMENT

THIS THIRD AMENDMENT dated as of March 15, 2007 (this “Amendment”), is made with reference to the Credit Agreement, dated as of December 8, 2005, as amended by that certain First Amendment to Credit Agreement dated as of January 11, 2006 and that certain Second Amendment to Credit Agreement dated as of May 2, 2006 (as so amended, the “Credit Agreement”), by and among CLAYTON HOLDINGS, INC. a Delaware corporation (the “Company”), CITIGROUP GLOBAL MARKETS REALTY CORP. (“Citigroup”) and BNP PARIBAS (“BNP Paribas”), as administrative agent (in such capacity “Administrative Agent”) and the other Lenders party thereto.

RECITALS

WHEREAS, Company desires to amend the Credit Agreement to change the Applicable Margin thereunder and to make certain other modifications set forth below.

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1.             Definitions.  Any capitalized term used herein and not defined herein shall have the meaning assigned to it in the Credit Agreement.

2.             Amendments to Definitions.

(a)           The following new definitions shall be added to Section 1.1 in alphabetical order reading as follows:

‘“Third Amendment” means that certain Third Amendment to this Agreement dated as of March 15, 2007.”

‘“Third Amendment Effective Date” means the date the Third Amendment becomes effective in accordance with its terms.”

(b)           The definition of “Change in Control” is hereby deleted and replaced with the following:

“Change in Control” means the following:  at any time, (I) Permitted Holders shall cease to beneficially own and control, directly or indirectly, at least 30% of the capital stock of Company, and (II) any “person” or “group” (as such terms are used in sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), excluding Permitted Holders, shall become the beneficial owner, directly or indirectly, of greater than 30% of the then outstanding voting stock of the Company.  As used herein, the term “beneficially own” or “beneficial ownership” shall have the meaning set forth in the Exchange Act and the rules and regulations promulgated thereunder.

3.             Amendments to Subsection 2.2: Interest on the Loans.

Subsection 2.2A(i) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting the following therefor:

(i)            Subject to the provisions of subsections 2.2E, 2.2G and 2.7, the Term Loans and the Revolving Loans shall bear interest through maturity as follows:

(a)           if a Base Rate Loan, then at the sum of the Base Rate plus 0.75% per annum; or

(b)           if a LIBOR Loan, then at the sum of Adjusted LIBOR plus 1.75% per annum.

4.             Conditions to Effectiveness.  The effectiveness of this Amendment is subject to the fulfillment of each of the following conditions precedent (the date such conditions are fulfilled is hereafter referred to as the “Third Amendment Effective Date”):

(a)           After giving effect to this Amendment, no Event of Default or Potential Event of Default shall have occurred and be continuing on the Third Amendment Effective Date or result from this Amendment becoming effective in accordance with its terms and Company shall have delivered an Officer’s Certificate to such effect.

(b)           Administrative Agent shall have executed this Amendment and received a counterpart of this Amendment that bears the signature of each Lender.

(c)           All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

5.             Expenses.  Without limiting any obligation of the Company to reimburse the expenses pursuant to the terms of the Loan Documents, the Company hereby agrees that on or before the Third Amendment Effective Date, the Company shall reimburse the Administrative Agent for any and all out of pocket expenses (including reasonable attorneys’ fees) incurred by the Administrative Agent in connection with this Amendment and the matters related hereto.

6.             Representations and Warranties.  The Company hereby represents and warrants to the Lenders as follows:

(a)           Immediately prior to, or after giving effect to this Amendment, no Event of Default or Potential Event of Default has occurred and is continuing or would result from this Amendment becoming effective in accordance with its terms.

(b)           The execution, delivery, and performance by each of the Company and the Guarantors of this Amendment have been duly authorized by all necessary action on the part of such Person.

(c)           The execution, delivery and performance by Company and the Guarantors of this Amendment and the consummation of the transactions contemplated hereby do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of their Subsidiaries, the Organizational Documents of Company or any of their Subsidiaries or any order, judgment or decree of any court or other Government Authority binding on Company or any of their Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Third Amendment Effective Date and disclosed in writing to Lenders and except, in each case, to the extent such violation, conflict, Lien or failure to obtain such approval or consent would not reasonably be expected to result in a Material Adverse Effect.

(d)           This Amendment is the legally valid and binding obligations of each of the Company and the Guarantors, enforceable against such Person in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

7.             Miscellaneous.

(a)           Except as otherwise expressly provided herein, each of the Company and the Guarantors hereby agree that (i) the Credit Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Third Amendment Effective Date (A) all references in the Credit Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment and (B) all references in the other Loan Documents to the “Credit Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment, (ii) to the extent that the Credit Agreement or any other

Loan Document purports to pledge to the Administrative Agent, or to grant to the Administrative Agent a security interest in or lien on, any collateral as security for the Obligations, such pledge or grant of a security interest or lien is hereby ratified and confirmed in all respects, and (iii) the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement or any other Loan Document, nor constitute an amendment of any provision of the Credit Agreement or any other Loan Document.

(b)           Company hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Credit Agreement.  Accordingly, it shall be an Event of Default under the Credit Agreement if any representation or warranty made by the Company under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made.

(c)           This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment.

(d)           Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8.             Acknowledgement and Consent by Guarantors.  Each guarantor listed on the signature pages hereof (“Guarantors”) hereby acknowledges that it has read this Amendment and consents to the terms thereof, and hereby confirms and agrees that, after the effectiveness of this Amendment, the obligations of each Guarantor under its applicable Guaranty shall not be impaired, excused or diminished and the applicable Guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects, and that the Guaranteed Obligations shall include all Obligations under the Credit Agreement as amended by this Amendment.  Each Guarantor further agrees that nothing in the Credit Agreement, this Agreement or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendment to the Credit Agreement.

9.             Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

COMPANY:

CLAYTON HOLDINGS, INC.

By:	/s/ Frederick C. Herbst
Name:	Frederick C. Herbst
Title:	Chief Financial Officer

GUARANTORS:

GRP HOLDINGS, INC.

By:	/s/ Frederick C. Herbst
Name:	Frederick C. Herbst
Title:	Treasurer

CLAYTON SERVICES, INC.

By:	/s/ Frederick C. Herbst
Name:	Frederick C. Herbst
Title:	Chief Financial Officer

CLAYTON TECHNOLOGIES, INC.

By:	/s/ Frederick C. Herbst
Name:	Frederick C. Herbst
Title:	Chief Financial Officer

FIRST MADISON SERVICES, INC.

By:	/s/ Frederick C. Herbst
Name:	Frederick C. Herbst
Title:	Chief Financial Officer

S-I

AG NI HOLDINGS, INC.

By:	/s/ Frederick C. Herbst
Name:	Frederick C. Herbst
Title:	Chief Financial Officer

QUANTUM SERVICING CORPORATION

By:	/s/ Steve Cohen
Name:	Steve Cohen
Title:	Vice President and Secretary

TMHC HOLDINGS, INC.

By:	/s/ Kevin J. Kanouff
Name:	Kevin J. Kanouff
Title:	President

CLAYTON FIXED INCOME SERVICES INC.

By:	/s/ Kevin J. Kanouff
Name:	Kevin J. Kanouff
Title:	President

CLAYTON IPS CORPORATION

By:	/s/ Kevin J. Kanouff
Name:	Kevin J. Kanouff
Title:	Chief Executive Officer

ADMINISTRATIVE AGENT:

BNP PARIBAS

By:	/s/ Charles Romano
Name:	Charles Romano
Title:	Vice President

By:	/s/ Cecile Scherer
Name:	Cecile Scherer
Title:	Director
Merchant Banking Group

LENDERS:
[NAME OF LENDER]

By:
Name:
Title: